Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Avista Corporation’s Registration Statement Nos. 2-81697, 2-94816, 033-54791, 333-03601, 333-22373, 333-58197, 033-32148, 333-33790, 333-47290, and 333-126577 on Form S-8, in Registration Statement Nos. 333-106491, 033-53655, 333-39551, 333-63243, 333-16353, 333-16353-01, 333-16353-02, 333-16353-03, 333-64652, 033-60136, 033-10040, 333-113501, and 333-139239 on Form S-3, and in Registration Statement Nos. 333-61599 and 333-62232 on Form S-4, and in AVA Formation Corp.’s Registration Statement No. 333-131872 on Form S-4 of our report dated February 25, 2008, relating to the consolidated financial statements of Avista Corporation and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph for certain changes in accounting and presentation resulting from the impact of recently adopted accounting standards), and our report dated February 26, 2008 relating to the effectiveness of Avista Corporation and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Avista Corporation for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Seattle, Washington

February 27, 2008